One Corporate Center                                      GAMCO Investors, Inc
Rye, NY 10580-1422
Fax (914) 921-5392
www.gabelli.com

For Immediate Release:	Contact:	Robert S. Zuccaro
Executive Vice President and Chief Financial Officer
(914) 921-5088

For further information please visit
www.gabelli.com

GAMCO Investors Inc. Reports Third Quarter Results
-	Revenues increase 28.4%
-	Operating income before management fee at $32 million up 39%
-	Other income has negative pre-tax swing of $31.3 million
-	Earnings of $0.29 per diluted share vs. $0.73 in prior year

Rye, New York, November 7, 2011 – GAMCO Investors, Inc. (GAMCO) (NYSE: GBL) today announced third quarter 2011 earnings of $7.7 million or $0.29 per fully diluted share versus $20.1 million or $0.73 per fully diluted share in the third quarter 2010.

Revenues increased $17.8 million or 28.4%,  including $1.0 million in incentive fees, to $80.2 million in the third quarter of 2011 from $62.4 million in the prior year quarter which did not benefit from incentive fees.  Operating income before management fee was $32.0 million, a 39.0% increase from $23.0 million in the prior year period.  Operating margin, excluding management fee, increased to 40.0% in the 2011 quarter versus 36.9% in the 2010 quarter.  Operating income was $30.7 million, a 57.4% increase from $19.5 million in the prior year period.  Operating margin increased to 38.3% in the 2011 quarter versus 31.2% in the 2010 quarter.

For the nine months ended September 30, 2011, earnings were $46.0 million or $1.72 per fully diluted share versus $41.9 million or $1.53 per fully diluted share in 2010.  The current year nine month results include $5.6 million, or $0.10 per diluted share, of one-time costs directly related to the launch of a new closed end fund.

Assets under Management (AUM) were $31.3 billion as of September 30, 2011, 6.2% higher than September 30, 2010 AUM of $29.5 billion but 13.3% below the June 30, 2011 AUM of $36.1 billion.  During the third quarter 2011, we had net positive cash flows in AUM of approximately $899 million, including $347 million in open-end equity funds, $187 million in institutional and private wealth management, $94 million in closed-end funds and $252 million into our money-market fund.

Shareholders’ book value was $404.0 million or $15.09 per share at September 30, 2011.  The Company ended the quarter with gross adjusted cash and investments of approximately $749 million, $262.0 million of debt (face value of $285.4 million), noncontrolling interests of $41.8 million and mandatorily redeemable interests of $1.5 million.

Assets under Management – Up 6.2% from September 30, 2010 and 13.3% below June 30, 2011

AUM were $31.3 billion as of September 30, 2011, an increase of 6.2% from AUM of $29.5 billion at September 30, 2010 and 13.3% below the June 30, 2011 AUM of $36.1 billion.  Highlights are as follows:

-	Our open-end equity funds’ AUM were $11.5 billion on September 30, 2011, 15.1% higher than the $10.0 billion on September 30, 2010 and 11.2% lower than the $12.9 billion on June 30, 2011.

-	Our closed-end funds had AUM of $5.4 billion on September 30, 2011, up 6.4% from $5.0 billion on September 30, 2010 but down 14.4% from $6.3 billion on June 30, 2011.

-
Our institutional and private wealth management business ended the quarter with $12.0 billion in AUM, declining 3.2% from the $12.4 billion on September 30, 2010 and 18.4% below the June 30, 2011 level of $14.7 billion.

-	Our investment partnerships’ AUM were $627 million on September 30, 2011 versus $466 million on September 30, 2010 and $609 million on June 30, 2011.

-
AUM in The Gabelli U.S. Treasury Money Market Fund, our 100% U.S. Treasury money market fund, which is ranked #1 by Lipper based on total return among 70 U.S. Treasury Money Market Funds for the twelve month period ended September 30, 2011, were $1.9 billion at September 30, 2011, increasing 15.3% from the $1.6 billion at both June 30, 2011 and September 30, 2010.1

1 The Gabelli U.S. Treasury Money Market Fund (Fund) ranked #1 out of 70 funds for the one-year period ended September 30, 2011, #2 out of 60 funds for the five-year period and #2 out of 47 funds for the ten-year period.  The rankings are based on total return over the length of the period.  Past performance is not indicative of future results.  Investment returns and yield will fluctuate. Income will be subject to federal income tax. An investment in the Fund is not guaranteed nor insured by the Federal Deposit Insurance Corporation or any government agency. Although the Fund seeks to preserve the value of your investment at $1.00 per share, it is possible to lose money by investing in the Fund.  During the respective periods, the Adviser has waived certain fees and reimbursed expenses.  Without such reimbursements or waivers, return and rankings would have been lower.

Investors should consider the investment objectives, risks, charges and expenses of the Fund carefully before investing. The prospectus, which contains more complete information about this and other matters, should be read carefully before investing.  You can obtain a prospectus by calling G.distributors, LLC at 1-800-GABELLI (1-800-422-3554), or by visiting http://www.gabelli.com.  Distributed by G.distributors, LLC One Corporate Center, Rye, NY 10580

-
In addition to management fees, we earn incentive fees for certain institutional client assets, assets attributable to preferred issues for our closed-end funds, our GDL Fund (NYSE: GDL) and investment partnership assets.  As of September 30, 2011, assets with incentive based fees were $3.4 billion, unchanged from the $3.4 billion on September 30, 2010 and 10.5% below the $3.8 billion on June 30, 2011.  The majority of these assets have calendar year-end measurement periods; therefore, our incentive fees are primarily recognized in the fourth quarter when the uncertainty is removed at the end of the annual measurement period.

Revenues

For the Quarter

Investment advisory and incentive fees for the third quarter 2011 were $65.2 million, an increase of 29.8% from the $50.2 million reported in the 2010 quarter:

-
Open-end fund revenues for the third quarter 2011 were $30.4 million versus $23.9 million in third quarter 2010, an increase of 27.2%.  Driving revenue growth was a 27.3% increase in average AUM to $14.0 billion in the 2011 quarter vs. $11.0 billion in the prior year period.

-
Our closed-end fund revenues rose 29.0% to $12.0 million in the third quarter 2011 from $9.3 million in third quarter 2010.  Average closed-end fund AUM, excluding certain closed-end fund preferred share assets that generate annual performance based fees, rose 28.8%.  Asset growth was driven by market performance and benefited from the launch of our new fund, the Gabelli Natural Resources, Gold & Income Trust (NYSE: GNT), which added $392 million in AUM during the first quarter of 2011.

-
Institutional and private wealth management account revenues, which are generally based upon beginning of quarter AUM, increased 33.7% to $21.8 million in third quarter 2011 from $16.3 million in third quarter 2010.  The increase was primarily related to higher AUM due to market appreciation.  During the third quarter of 2011, we earned $1.0 million in incentive fees from certain accounts that changed from an annual measurement period to a quarterly measurement period.  There were no incentive fees recorded in the 2010 quarter.

-
Investment partnership revenues for third quarter 2011 were $1.1 million, an increase of 57.1% from $0.7 million in third quarter 2010 as average assets managed in these funds rose 41.4% quarter over quarter.

Our institutional research services generated revenues of $3.4 million in the third quarter 2011, down 14.6% from $4.0 million in the third quarter 2010.

Revenues from the distribution of our open-end funds and other income was $11.5 million for the third quarter 2011, an increase of $3.3 million or 40.3% from the prior year quarter of $8.2 million and was largely driven by higher average AUM in open-end equity funds.

For the Nine Months

Investment advisory and incentive fees for the nine months ended September 30, 2011 were $197.4 million, an increase of 31.7% from the $149.9 million reported in the 2010 period:

-
Open-end fund revenues for the nine months ended September 30, 2011 were $89.6 million versus $69.2 million for the nine months ended September 30, 2010, an increase of 29.5% resulting from a 28.4% increase in average AUM.

-
Our closed-end fund revenues rose 34.8% to $36.4 million for the nine months ended September 30, 2011 from $27.0 million in 2010.  Average AUM in our closed-end funds, excluding certain closed-end fund preferred share assets for which we earn our fees annually based upon performance, rose 33.4% and include $392 million in AUM from the launch of GNT during the first quarter of 2011.

-
Institutional and private wealth management account revenues increased 32.9% to $68.3 million for the nine months ended September 30, 2011 from $51.4 million for the nine months ended September 30, 2010.  The increase was primarily related to higher incentive fees and higher AUM resulting from market appreciation.  For the first nine months of 2011, we earned $6.6 million in incentive fees as compared to $1.8 million in the first nine months of 2010, in part due to certain accounts changing from an annual measurement period to a quarterly measurement period.

-	Investment partnership revenues for the nine months ended September 30, 2011 rose 31.8% to $2.9 million from $2.2 million in 2010, due primarily to an increase in AUM.

Our institutional research services generated revenues of $11.3 million for the nine months ended September 30, 2011, down 5.4% from the nine months ended September 30, 2010 amount of $12.0 million.

Revenues from the distribution of our open-end funds and other income was $33.4 million for the nine months ended September 30, 2011, an increase of $10.3 million or 44.5% from the prior year nine month period of $23.1 million.  This increase resulted from the higher average AUM in open-end equity funds and an increased level of sales of load shares of mutual funds.

Operating Income and Margin

Operating income, which is net of management fee expense, rose $11.2 million, or 57.4%, to $30.7 million in the 2011 quarter versus $19.5 million in the prior year period.  Operating margin was 38.3% in the 2011 quarter versus 31.2% in the prior year period.  Operating income before management fee was $32.0 million in the third quarter 2011, versus $23.0 million in the third quarter 2010.  For the third quarter 2011, the operating margin before management fee was 40.0% versus 36.9% in the third quarter of 2010.  Management believes evaluating operating income before management fee is an important measure in analyzing the Company’s operating results.  Further information regarding Non-GAAP measures is included in Notes on Non-GAAP Financial Measures and Table VII included elsewhere herein.

Operating income was $81.9 million for the nine months ended September 30, 2011, increasing 33.2% from the $61.5 million in the prior year nine month period.  Operating margin was 33.8% for the nine months ended September 30, 2011, versus 33.2% in the prior year period.  Operating income before management fee was $90.0 million for the nine months ended of 2011, versus $68.8 million in the prior year nine months ended.  For both the nine months ended of 2011 and 2010 operating margin before management fee was 37.2%.  Included in the nine month results of 2011 is $5.6 million in one-time pre-tax charges directly related to the launch of GNT in the first quarter of 2011.

Other Income / (Expense)

Other income/(expense), net, was a negative swing of $31.3 million ($0.62 per diluted share) resulting in an expense of $18.7 million in the third quarter of 2011 versus income of $12.6 million in the third quarter of 2010.  Mark to market losses, largely unrealized, from investments in our mutual funds as well as proprietary capital in our alternative products were $14.3 million versus investment gains of $15.9 million in the 2010 quarter.  Interest expense was $4.4 million in the 2011 quarter, $1.1 million higher than the prior year quarter due to an increase in total debt outstanding.

Other income/(expense), net, was an expense of $8.8 million in the nine months ended of 2011 versus income of $5.3 million during the nine months ended of 2010.  Investment income was $13.4 million lower and interest expense was $0.7 million higher in the 2011 period versus the year earlier period.

Income Taxes

The effective tax rate for the third quarter 2011 was 39.8% compared to 36.4% in the third quarter of 2010.  The third quarter 2011 rate increase results from the change in the mix of operating income and investment losses which raises our effective state tax rate in addition to losses from consolidated partnerships for which no tax benefits are recorded at the corporate level.  The tax liability or benefit from these partnerships flow directly to its partners and to the extent they relate to interests not held by GAMCO are included in net income attributable to noncontrolling interests.  For the nine months ended September 30, 2011 the effective tax rate was 36.9% compared to the prior year period’s effective rate of 36.5%.

Business and Investment Highlights

-	G.distributors, LLC, our new broker-dealer formed to distribute the Gabelli, GAMCO and Teton families of mutual funds, commenced operation on August 1, 2011.

-
GAMCO International SICAV has two active sub-funds, GAMCO Strategic Value and GAMCO Merger Arbitrage, which are marketed to our international clients.  The GAMCO Strategic Value Fund invests in a broad range of readily marketable securities.  The GAMCO Merger Arbitrage Fund invests in announced equity merger and acquisition transactions.

-
In September, Gabelli & Company, Inc., our Institutional Research services subsidiary, held its 17th Annual Aircraft Supplier Conference featuring management presentations from several leading aerospace and defense companies, with an emphasis on industry dynamics, new technologies, and company fundamentals.

Financial Highlights

Statement of Financial Condition – Liquidity and Flexibility

We ended the quarter with approximately $749 million in gross adjusted cash and investments versus $746 million at June 30, 2011 and $641 million at September 30, 2010.  This included approximately $78.2 million invested in The Gabelli Dividend & Income Trust, The GDL Fund and Westwood Holdings Group, as well as other investments of $11.0 million, all classified as available for sale securities at September 30, 2011.

We had adjusted cash and investments in securities, net of debt, noncontrolling interests and mandatorily redeemable shares, of $16.58 per share on September 30, 2011 compared with $16.57 per share on June 30, 2011 and $16.93 per share on September 30, 2010.  We caution that this non-GAAP metric, while correct from an accounting point of view, is not always the same as investors would view cash-on-hand.

Our liquid balance sheet provides access to financial markets and the flexibility to opportunistically add operating resources, repurchase stock and consider strategic initiatives, including acquisitions and lift-outs.  We have a BBB rating from Standard & Poor’s and a Baa3 rating from Moody’s.

The Company continues to have the flexibility of issuing any combination of senior and subordinate debt securities, convertible debt securities and common and preferred securities under its shelf of up to a total amount of $300 million.

Shareholders’ book value was $404.0 million or $15.09 per share on September 30, 2011 compared to $405.1 million or $15.12 per share on June 30, 2011 and $441.1 million or $16.18 per share on September 30, 2010.

Shareholder Compensation

Dividends

On August 2, 2011, our Board of Directors approved a quarterly dividend to $0.04 per share payable on September 27, 2011 to its Class A and Class B shareholders of record on September 13, 2011.  The Board of Directors had previously approved a 33% increase from $0.03 per share in our regular quarterly dividend on May 6, 2011.

GAMCO announced on November 7, 2011 that its Board of Directors approved a special dividend of $1.00 per share payable on November 22, 2011 to its Class A and Class B shareholders of record on November 17, 2011 as well as a quarterly dividend of $0.04 per share payable on December 27, 2011 to its Class A and Class B shareholders of record on December 13, 2011.

Share Repurchase and Stockholders’ Equity

Since our IPO of six million shares at a price of $17.50 per share in 1999, we have returned $614 million to our shareholders.  We have repurchased 7.3 million shares at an average price of $40.62 per share for an investment of $298.0 million and paid cumulative dividends of $316.2 million or $12.38 per share.  From July 1, 2011 to November 7, 2011, the Company repurchased 11,752 of the Company’s shares at an average investment of $42.07 per share.  There currently remain 582,372 shares available to be repurchased under our existing buyback plan.

Fully diluted shares outstanding for the third quarter 2011 were 26.6 million, 6.3% lower than the third quarter 2010’s level of 28.4 million.  Diluted shares outstanding were lower in the third quarter 2011 due to shares purchased under our Stock Repurchase Program and the repurchase of the Convertible notes during 2010.  At September 30, 2011, the Company had 285,100 RSAs outstanding.

Fourth Quarter Commentary

While we generally do not provide projections as a matter of policy, we note that the fourth quarter of 2010 included $24.8 million of incentive fees ($0.30 per diluted share, net of related expenses and taxes) from our investment partnerships, closed-end fund preferred shares and institutional accounts and a charge of $5.8 million ($0.12 per diluted share, net of management fee and tax benefit) related to the acceleration of the vesting of restricted stock awards (“RSAs”).  RSA expense in the fourth quarter of 2011 is expected to be less than $0.7 million and there can be no assurance that any incentive fees will be earned for this period.  See notes D & E on page 8 in regard to the calculation of the per share impacts.

NOTES ON NON-GAAP FINANCIAL MEASURES

A. Adjusted cash and investments per share:
(in millions, except per share data)	9/30/2011	6/30/2011	12/31/2010	9/30/2010
Cash and cash equivalents	$335.7	$260.8	$169.6	$244.1
Investments (trading)	272.6	349.5	266.7	195.2
Total cash and investments (trading)	608.3	610.3	436.3	439.3
Net amounts receivable from/(payable to) brokers	51.5	33.0	45.1	58.1
Adjusted cash and investments (trading)	659.8	643.3	481.4	497.4
Investments (available for sale)	89.2	102.2	102.3	143.9
Gross adjusted cash and investments	749.0	745.5	583.7	641.3
Less: Debt, noncontrolling interests and mandatorily redeemable shares	305.2	301.5	190.6	179.7
Total adjusted cash and investments	$443.8	$444.0	$393.1	$461.6
Shares outstanding	26.8	26.8	27.1	27.3
Total adjusted cash and investments per share	$16.58	$16.57	$14.53	$16.93

We believe adjusted cash and investments is a useful measure of the company’s liquidity for analytical purposes.

Net amounts receivable from/(payable to) brokers reflect cash and cash equivalents held with brokers and cash payable for securities purchased and recorded on a trade date basis for which settlement occurs subsequent to period-end.

B.      Stockholders’ book value per share:
(in millions, except per share data)	9/30/2011	6/30/2011	12/31/2010	9/30/2010
Stockholders' book value	$404.0	$405.1	$386.0	$441.1
Shares outstanding	26.8	26.8	27.1	27.3
Stockholders' book value per share	$15.09	$15.12	$14.27	$16.18

C.
Operating income before management fee expense is used by management for purposes of evaluating its business operations.  We believe this measure is useful in illustrating the operating results of GAMCO Investors, Inc. (the “Company”) as management fee expense is based on pre-tax income before management fee expense, which includes non-operating items including investment gains and losses from the Company’s proprietary investment portfolio and interest expense.  The reconciliation of operating income before management fee expense to operating income is provided in Table VII.

D.	Incentive fees, net of related expenses and taxes, per diluted share:
Fourth
(in thousands, except per share data)	Quarter 2010
Performance fee revenue	$24,839
Related expenses and taxes	16,629
Net income	$8,210

Incentive fees per share	$0.30
Diluted weighted average shares outstanding	27,260

E.	RSA expense, net of management fee and tax benefit, per diluted share:
Fourth
(in thousands, except per share data)	Quarter 2010
Accelerated RSA expnse	$5,797
Related benefits and tax benefit	2,521
Net loss	$3,276

Accelerated RSA expense per share	$0.12
Diluted weighted average shares outstanding	27,260

F.
Operating income before management fee expense per share and other income, net per share is used by management for purposes of evaluating its business operations.  We believe this measure is useful in comparing the operating and non-operating results of the Company for the purposes of understanding the composition of net income per fully diluted share.  The negative swing of $31.3 million in other income is calculated by taking the expense of $18.7 million in the third quarter 2011 and subtracting the income of $12.6 million in the third quarter of 2010.  The impact on fully diluted earnings per share of ($0.62) is derived by making certain necessary adjustments, as shown in the table below, to arrive at a net impact for each period and then calculating the difference.  The reconciliation of operating income before management fee expense per share and other income, net per share to net income per fully diluted share is provided below.

	3rd Quarter		YTD September
	2011	2010	2011	2010
Operating income before management fee	$32,048	$23,049	$90,044	$68,827
Management fee expense	(3,262)	(2,277)	(9,007)	(6,841)
Tax expense	(11,571)	(7,552)	(29,953)	(22,647)
Noncontrolling interest (expense)/income	126	114	577	156
Operating income (after management fee and taxes)	17,341	13,334	51,661	39,495
per fully diluted share	$0.65	$0.47	$1.93	$1.42

Other income, net	$(18,747)	$12,633	$(8,811)	$5,274
Management fee expense	1,875	(1,263)	881	(527)
Tax expense	6,782	(4,134)	2,931	(1,734)
Noncontrolling interest expense	402	(464)	(719)	(627)
Other income, net (after management fee and taxes)	$(9,688)	$6,772	$(5,718)	$2,386

Add back interest on convertible notes	$-	$1,275	$-	$1,400
Management fee expense	-	(128)	-	(140)
Tax expense	-	(427)	-	(469)
Net income attributable to interest add back	-	720	-	791
per fully diluted share	$(0.36)	$0.26	$(0.21)	$0.11

Net income per fully diluted share	$0.29	$0.73	$1.72	$1.53
Diluted weighted average shares outstanding	26,576	28,364	26,772	27,818

SPECIAL NOTE REGARDING FORWARD-LOOKING INFORMATION

Our disclosure and analysis in this press release contain some forward-looking statements.  Forward-looking statements give our current expectations or forecasts of future events. You can identify these statements because they do not relate strictly to historical or current facts. They use words such as “anticipate,” “estimate,” “expect,” “project,” “intend,” “plan,” “believe,” and other words and terms of similar meaning. They also appear in any discussion of future operating or financial performance. In particular, these include statements relating to future actions, future performance of our products, expenses, the outcome of any legal proceedings, and financial results.  Although we believe that we are basing our expectations and beliefs on reasonable assumptions within the bounds of what we currently know about our business and operations, there can be no assurance that our actual results will not differ materially from what we expect or believe.  Some of the factors that could cause our actual results to differ from our expectations or beliefs include, without limitation: the adverse effect from a decline in the securities markets; a decline in the performance of our products; a general downturn in the economy; changes in government policy or regulation; changes in our ability to attract or retain key employees; and unforeseen costs and other effects related to legal proceedings or investigations of governmental and self-regulatory organizations.  We also direct your attention to any more specific discussions of risk contained in our Form 10-K and other public filings.  We are providing these statements as permitted by the Private Litigation Reform Act of 1995.  We do not undertake to update publicly any forward-looking statements if we subsequently learn that we are unlikely to achieve our expectations or if we receive any additional information relating to the subject matters of our forward-looking statements.

The Company reported Assets Under Management as follows (in millions):

Table I: Fund Flows - 3rd Quarter 2011
				Closed-end Fund
		Market		distributions,
	June 30,	appreciation/	Net cash	net of	September 30,
	2011	(depreciation)	flows	reinvestments	2011
Equities:
Open-end Funds	$12,912	$(1,790)	$347	$-	$11,469
Closed-end Funds	6,259	(894)	94	(104)	5,355
Institutional & PWM - direct	11,735	(2,358)	267	-	9,644
Institutional & PWM - sub-advisory	2,953	(547)	(80)	-	2,326
Investment Partnerships	609	(1)	19	-	627
Total Equities	34,468	(5,590)	647	(104)	29,421
Fixed Income:
Money-Market Fund	1,643	-	252	-	1,895
Institutional & PWM	26	-	-	-	26
Total Fixed Income	1,669	-	252	-	1,921
Total Assets Under Management	$36,137	$(5,590)	$899	$(104)	$31,342

Table II: Fund Flows - Nine months ended September 30, 2011
					Closed-end Fund
		Market			distributions,
	December 31,	appreciation/	Net cash		net of	September 30,
	2010	(depreciation)	flows		reinvestments	2011
Equities:
Open-end Funds	$11,252	$(1,228)	$1,445		$-	$11,469
Closed-end Funds	5,471	(556)	725	(a)	(285)	5,355
Institutional & PWM - direct	11,005	(1,523)	162		-	9,644
Institutional & PWM - sub-advisory	2,637	(375)	64		-	2,326
Investment Partnerships	515	8	104		-	627
Total Equities	30,880	(3,674)	2,500		(285)	29,421
Fixed Income:
Money-Market Fund	1,616	-	279		-	1,895
Institutional & PWM	26	-	-		-	26
Total Fixed Income	1,642	-	279		-	1,921
Total Assets Under Management	$32,522	$(3,674)	$2,779		$(285)	$31,342
(a) Includes $392 million from the launch of a new closed-end fund.

Table III: Assets Under Management
	September 30,	September 30,	%
	2010	2011	Inc.(Dec.)
Equities:
Open-end Funds	$9,962	$11,469	15.1%
Closed-end Funds	5,033	5,355	6.4
Institutional & PWM - direct	10,172	9,644	(5.2)
Institutional & PWM - sub-advisory	2,218	2,326	4.9
Investment Partnerships	466	627	34.5
Total Equities	27,851	29,421	5.6
Fixed Income:
Money-Market Fund	1,644	1,895	15.3
Institutional & PWM	26	26	-
Total Fixed Income	1,670	1,921	15.0
Total Assets Under Management	$29,521	$31,342	6.2%

Table IV: Assets Under Management by Quarter
						% Increase/
						(decrease) from
	9/10	12/10	3/11	6/11	9/11	9/10	6/11
Equities:
Open-end Funds	$9,962	$11,252	$12,348	$12,912	$11,469	15.1%	(11.2%)
Closed-end Funds	5,033	5,471	6,170	6,259	5,355	6.4	(14.4)
Institutional & PWM - direct	10,172	11,005	11,780	11,735	9,644	(5.2)	(17.8)
Institutional & PWM - sub-advisory	2,218	2,637	2,937	2,953	2,326	4.9	(21.2)
Investment Partnerships	466	515	547	609	627	34.5	3.0
Total Equities	27,851	30,880	33,782	34,468	29,421	5.6	(14.6)
Fixed Income:
Money-Market Fund	1,644	1,616	1,583	1,643	1,895	15.3	15.3
Institutional & PWM	26	26	26	26	26	-	-
Total Fixed Income	1,670	1,642	1,609	1,669	1,921	15.0	15.1
Total Assets Under Management	$29,521	$32,522	$35,391	$36,137	$31,342	6.2%	(13.3%)

Table V

GAMCO INVESTORS, INC.
UNAUDITED CONDENSED CONSOLIDATED STATEMENTS OF INCOME
(Dollars in thousands, except per share data)

	For the Three Months Ended September 30,
				% Inc.
	2011		2010	(Dec.)

Investment advisory and incentive fees	$65,244		$50,249	29.8%
Institutional research services	3,421		4,005	(14.6)
Distribution fees and other income	11,486		8,189	40.3
Total revenues	80,151		62,443	28.4

Compensation costs	32,010		26,661	20.1
Distribution costs	11,091		7,710	43.9
Other operating expenses	5,002		5,023	(0.4)
Total expenses	48,103		39,394	22.1

Operating income before management fee	32,048		23,049	39.0

Investment income/(loss)	(14,329)		15,928	n/m
Interest expense	(4,418)		(3,295)	34.1
Other income/(expense), net	(18,747)		12,633	n/m

Income before management fee and income taxes	13,301		35,682	(62.7)
Management fee expense	1,387		3,540	(60.8)
Income before income taxes	11,914		32,142	(62.9)
Income tax expense	4,745		11,686	(59.4)
Net income	7,169		20,456	(65.0)
Net income/(loss) attributable to noncontrolling interests	(530)		350	n/m
Net income attributable to GAMCO Investors, Inc.	$7,699		$20,106	(61.7)

Net income attributable to GAMCO Investors, Inc. per share:
Basic	$0.29		$0.75	(61.3)

Diluted	$0.29		$0.73	(60.3)

Weighted average shares outstanding:
Basic	26,496	(a)	26,828	(1.2)

Diluted	26,576		28,364	(6.3%)
Notes:
(a) Shares outstanding at September 30, 2011 were 26,773,400, including 285,100 RSAs.
See GAAP to non-GAAP reconciliation on page 14.

Table VI

GAMCO INVESTORS, INC.
UNAUDITED CONDENSED CONSOLIDATED STATEMENTS OF INCOME
(Dollars in thousands, except per share data)

	For the Nine Months Ended September 30,
				% Inc.
	2011		2010	(Dec.)

Investment advisory and incentive fees	$197,407		$149,862	31.7%
Institutional research services	11,311		11,953	(5.4)
Distribution fees and other income	33,419		23,125	44.5
Total revenues	242,137		184,940	30.9

Compensation costs	99,792		78,745	26.7
Distribution costs	34,108		21,840	56.2
Other operating expenses	18,193		15,528	17.2
Total expenses	152,093	(a)	116,113	31.0

Operating income before management fee	90,044		68,827	30.8

Investment income/(loss)	1,877		15,267	(87.7)
Interest expense	(10,688)		(9,993)	7.0
Other income/(expense), net	(8,811)		5,274	n/m

Income before management fee and income taxes	81,233		74,101	9.6
Management fee expense	8,126		7,368	10.3
Income before income taxes	73,107		66,733	9.6
Income tax expense	26,978		24,381	10.7
Net income	46,129		42,352	8.9
Net income attributable to noncontrolling interests	140		471	(70.3)
Net income attributable to GAMCO Investors, Inc.	$45,989		$41,881	9.8

Net income attributable to GAMCO Investors, Inc. per share:
Basic	$1.72		$1.55	11.0

Diluted	$1.72		$1.53	12.4

Weighted average shares outstanding:
Basic	26,686	(b)	26,996	(1.1)

Diluted	26,772		27,818	(3.8%)
Notes:
(a) Includes $0.4 million in compensation, $4.7 million in distribution costs and $0.5 million in other operating expenses directly related to the launch of a new closed-end fund.
(b) Shares outstanding at September 30, 2011 were 26,773,400, including 285,100 RSAs.
See GAAP to non-GAAP reconciliation on page 14.

Table VII
GAMCO INVESTORS, INC.
UNAUDITED QUARTERLY CONDENSED CONSOLIDATED STATEMENTS OF INCOME
(Dollars in thousands, except per share data)

	2011					2010
	1st		2nd	3rd	YTD	1st	2nd	3rd	YTD	4th
	Quarter		Quarter	Quarter	2011	Quarter	Quarter	Quarter	2010	Quarter	Full-Year
Income Statement Data:

Revenues	$76,905		$85,081	$80,151	$242,137	$59,998	$62,499	$62,443	$184,940	$95,440	$280,380

Expenses	53,032	(a)	50,958	48,103	152,093	38,180	38,539	39,394	116,113	61,225	177,338

Operating income before
management fee	23,873		34,123	32,048	90,044	21,818	23,960	23,049	68,827	34,215	103,042

Investment income/(loss)	10,676		5,530	(14,329)	1,877	6,047	(6,708)	15,928	15,267	15,029	30,296
Interest expense	(2,867)		(3,403)	(4,418)	(10,688)	(3,292)	(3,406)	(3,295)	(9,993)	(1,991)	(11,984)
Other income/(expense), net	7,809		2,127	(18,747)	(8,811)	2,755	(10,114)	12,633	5,274	13,038	18,312

Income before management
fee and income taxes	31,682		36,250	13,301	81,233	24,573	13,846	35,682	74,101	47,253	121,354
Management fee expense	3,113		3,626	1,387	8,126	2,448	1,380	3,540	7,368	4,645	12,013
Income before income taxes	28,569		32,624	11,914	73,107	22,125	12,466	32,142	66,733	42,608	109,341
Income tax expense	10,288		11,945	4,745	26,978	8,294	4,401	11,686	24,381	14,945	39,326
Net income	18,281		20,679	7,169	46,129	13,831	8,065	20,456	42,352	27,663	70,015
Net income/(loss) attributable
to noncontrolling interests	638		32	(530)	140	105	16	350	471	752	1,223
Net income attributable to
GAMCO Investors, Inc.	$17,643		$20,647	$7,699	$45,989	$13,726	$8,049	$20,106	$41,881	$26,911	$68,792

Net income attributable to
GAMCO Investors, Inc.
per share:
Basic	$0.66		$0.77	$0.29	$1.72	$0.50	$0.30	$0.75	$1.55	$1.00	$2.55

Diluted	$0.65		$0.77	$0.29	$1.72	$0.50	$0.30	$0.73	$1.53	$0.99	$2.52

Weighted average shares outstanding:
Basic	26,901		26,665	26,496	26,686	27,184	26,979	26,828	26,996	26,851	26,959

Diluted	27,008		26,733	26,576	26,772	28,148	27,219	28,364	27,818	27,260	28,348
Reconciliation of non-GAAP
financial measures to GAAP:
Operating income before
management fee	$23,873		$34,123	$32,048	$90,044	$21,818	$23,960	$23,049	$68,827	$34,215	$103,042
Deduct: management fee expense	3,113		3,626	1,387	8,126	2,448	1,380	3,540	7,368	4,645	12,013
Operating income	$20,760		$30,497	$30,661	$81,918	$19,370	$22,580	$19,509	$61,459	$29,570	$91,029

Operating margin before
management fee	31.0%		40.1%	40.0%	37.2%	36.4%	38.3%	36.9%	37.2%	35.8%	36.8%
Operating margin after
management fee	27.0%		35.8%	38.3%	33.8%	32.3%	36.1%	31.2%	33.2%	31.0%	32.5%

(a) Includes $5.6 million in expenses directly related to the launch of a new closed-end fund.

Table VIII
GAMCO INVESTORS, INC.
UNAUDITED CONDENSED CONSOLIDATED STATEMENTS OF FINANCIAL CONDITION
(Dollars in thousands, except per share data)

	September 30,	December 31,	September 30,
	2011	2010	2010

ASSETS

Cash and cash equivalents (a)	$335,656	$169,601	$294,271
Investments	368,609	388,357	307,454
Receivable from brokers	67,064	46,621	62,209
Other receivables	31,831	51,744	22,861
Income tax receivable and deferred tax assets	227	325	-
Other assets	17,503	16,088	15,424

Total assets	$820,890	$672,736	$702,219

LIABILITIES AND EQUITY

Payable to brokers	$15,590	$1,554	$4,151
Income taxes payable	21,235	23,225	4,533
Compensation payable	31,559	23,771	23,575
Securities sold short, not yet purchased	6,743	19,299	18,446
Accrued expenses and other liabilities	38,040	29,715	32,000
Sub-total	113,167	97,564	82,705

5.5% Senior notes (due May 15, 2013)	99,000	99,000	99,000
5.875% Senior notes (due June 1, 2021)	100,000	-	-
Zero coupon subordinated debentures (due December 31, 2015) (b)	62,973	59,580	-
6.5% Convertible note (due October 2, 2018; repaid October 13, 2010)	-	-	60,000
Total debt	261,973	158,580	159,000
Total liabilities	375,140	256,144	241,705

Redeemable noncontrolling interests	38,050	26,984	15,994

GAMCO Investors, Inc.'s stockholders' equity	404,000	386,029	441,140
Noncontrolling interests	3,700	3,579	3,380
Total equity	407,700	389,608	444,520

Total liabilities and equity	$820,890	$672,736	$702,219

(a) At September 30, 2010, $62.3 million was held in escrow for the 6.5% Convertible note and classified as cash and cash equivalents.
(b) The zero coupon subordinated debentures due December 31, 2015 have a face value of $86.4 million.

GABELLI/GAMCO FUNDS		Gabelli/GAMCO Funds Lipper Rankings as of September 30, 2011
		1 Yr - 9/30/10-9/30/11		3 Yrs - 9/30/08-9/30/11		5 Yrs - 9/30/06-9/30/11		10 Yrs - 9/30/01-9/30/11
		Percentile	Rank /	Percentile	Rank /	Percentile	Rank /	Percentile	Rank /
Fund Name	Lipper Category	Rank	Total Funds	Rank	Total Funds	Rank	Total Funds	Rank	Total Funds
Gabelli Asset; AAA	Multi-Cap Core Funds	32	247/794	13	83/690	7	36/580	10	29/296
Gabelli Value Fund; A	Multi-Cap Growth Funds	50	247/500	22	88/413	45	147/333	37	83/228
Gabelli SRI; AAA	Mid-Cap Growth Funds	56	224/401	6	18/355	-	-	-	-
Gabelli Eq:Eq Inc; AAA	Equity Income Funds	47	133/288	26	64/251	25	49/202	9	10/103
GAMCO Growth; AAA	Large-Cap Growth Funds	88	683/777	85	573/676	83	483/587	84	310/371
Gabelli Eq:SC Gro; AAA	Small-Cap Core Funds	48	347/730	20	132/659	10	49/531	9	28/315
Gabelli Eq:Wd SCV; AAA	Small-Cap Core Funds	92	667/730	84	554/659	43	226/531	-	-
GAMCO Gl:Oppty; AAA	Global Large-Cap Growth	48	53/111	10	10/100	36	27/74	10	4/39
GAMCO Gl:Growth; AAA	Global Large-Cap Growth	59	65/111	44	44/100	40	30/74	53	21/39
GAMCO Gold; AAA	Precious Metal Funds	52	38/73	50	29/58	47	21/44	36	12/33
GAMCO Intl Gro; AAA	International Large-Cap Growth	4	8/247	2	3/219	19	33/180	32	37/116
Gabelli Bl Chp Val; AAA	Large-Cap Core Funds	87	960/1,107	58	569/990	54	449/835	42	212/510
Gabelli Inv:ABC; AAA	Specialty Diversified Equity Funds	22	9/40	49	15/30	30	8/26	10	1/9
GAMCO Mathers; AAA	Specialty Diversified Equity Funds	57	23/40	75	23/30	63	17/26	50	5/9
Comstock Cap Val; A	Specialty Diversified Equity Funds	71	29/40	88	27/30	86	23/26	70	7/9
GAMCO Gl:Telecom; AAA	Telecommunications Funds	75	29/38	75	24/31	36	9/24	20	4/20
GAMCO Gl:Vertumnus; AAA	Convertible Securities Funds	73	49/67	92	46/49	95	38/39	83	28/33
Gabelli Utilities; AAA	Utility Funds	69	50/72	39	26/66	27	16/59	40	16/40
787:Gabelli Merg&Acq; A	Mid-Cap Core Funds	16	48/311	41	110/273	37	82/226	89	125/141
Gabelli Capital Asset Fund	Distributed through Insurance Channel	25	77/311	10	30/293	21	51/242	16	23/144
% of funds in top half		45.0%		65.0%		73.7%		72.2%

Data presented reflects past performance, which is no guarantee of future results. Strong rankings are not indicative of positive fund performance. Absolute performance for some funds was negative for certain periods. Other share classes are available which may have different performance characteristics.

Lipper, a wholly-owned subsidiary of Reuters, provides independent insight on global collective investments including mutual funds, retirement funds, hedge funds, fund fees and expenses to the asset management and media communities. Lipper ranks the performance of mutual funds within a classification of funds that have similar investment objectives.
Rankings are historical with capital gains and dividends reinvested and do not include the effect of loads. If an expense waiver was in effect, it may have had a material effect on the total return or yield for the period.

Relative long-term investment performance remained strong with approximately 45%, 65%, 74% and 72% of firmwide mutual funds in the top half of their Lipper categories on a one-, three-, five-, and ten-year total-return basis, respectively, as of September 30, 2011.

Investors should carefully consider the investment objective, risks, charges, and expenses of each fund before investing. Each fund's prospectus contains information about these and other matters and should be read carefully before investing. Each fund’s share price will fluctuate with changes in the market value of the fund’s portfolio securities. Stocks are subject to market, economic and business risks that cause their prices to fluctuate. When you sell fund shares, they may be worth less than what you paid for them. Consequently, you can lose money by investing in the fund. You can obtain a prospectus by calling 800-GABELLI (422-3554), online at www.gabelli.com, or from your financial advisor.
Distributed by G.distributors, LLC., One Corporate Center, Rye New York, 10580. Other share classes are available that have different performance characteristics.

The inception date for the Gabelli SRI Green Fund was June 1, 2007. The inception date for the Gabelli Woodland Small Cap Value Fund was December 31, 2002.